Integrity Mutual Funds, Inc.

Notice of Annual Meeting
and Proxy Statement

Annual Meeting to Be Held
May 28, 2009

Integrity Mutual Funds, Inc.

1 Main Street North
Minot, ND 58703
(701) 852-5292

April 17, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, commencing at 9:00 a.m., local time, on Thursday, May 28, 2009.

The Secretary's Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the Meeting.  During the Meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the Meeting in person, and we look forward to seeing you.  Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Meeting.  You may revoke the Proxy and vote in person at that time if you so desire.

Sincerely,
/s/    Bradley P. Wells
Bradley P. Wells
Interim Chief Executive Officer and President

Table of Contents

Policy on Audit Committee Pre-Approval of Audit and

Proposal No. 2 - Amendment to Articles of Incorporation to Change

Deadline for Submission of Shareholder Proposals

Integrity Mutual Funds, Inc.

Notice of 2009 Annual Meeting of Shareholders
To be held May 28, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held May 28, 2009

The Notice of 2009 Annual Meeting, Proxy Statement and 2008 Annual Report

to Shareholders are available at corp.integrityfunds.com/proxy.

Notice is Hereby Given that the Annual Meeting of Shareholders (the "Meeting") of Integrity Mutual Funds, Inc., (the "Company"), a North Dakota corporation, will be held on May 28, 2009, at 9:00 a.m., local time, at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, for the following purposes:

            1.         To elect the Board of Directors of the Company.

            2.         To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to change the name of the Company from Integrity Mutual Funds, Inc. to Capital Financial Holdings, Inc.

            3.         To ratify the selection of Brady, Martz & Associates, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2009.

            4.         To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

            Only shareholders of record at the close of business on April 13, 2009, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

            You are cordially invited and urged to attend the Meeting.  All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose.  Shareholders who attend the Meeting may revoke a prior Proxy and vote in person as set forth in the Proxy Statement.

            The Board of Directors of the Company is soliciting the enclosed Proxy.  The Board of Directors recommends that you vote in favor of the proposed items.  Your vote is important.

                                                            By Order of the Board of Directors

/s/   Jacqueline L. Case
Jacqueline L. Case
Secretary

Minot, North Dakota
Dated:  April 17, 2009

Your Proxy and return envelope are enclosed with this notice.  In order to assure a quorum for the Transaction of Business at the Meeting, each Shareholder is asked to sign and return his or her Proxy in the enclosed envelope.   Every Proxy is important, whether you own a few or many shares.  Please do it today.

Integrity Mutual Funds, Inc.

1 Main Street North
Minot, ND 58703
(701) 852-5292

Proxy Statement
Annual Meeting of Shareholders
To be held May 28, 2009

General Information

            The enclosed Proxy is being solicited by the Board of Directors ("Board") of Integrity Mutual Funds, Inc., (the "Company"), a North Dakota corporation, for use in connection with the Annual Meeting of Shareholders on May 28, 2009, at 9:00 a.m. local time (the "Meeting") at the Sleep Inn, 2400 10th Street SW, Minot, North Dakota, and at any postponement or adjournment thereof.  Only shareholders of record as of the close of business on April 13, 2009 (the "Record Date") will be entitled to vote at the Meeting or any postponement or adjournment thereof.  When the accompanying Proxy (each, a "Proxy") is properly executed and returned, the shares it represents will be voted at the Meeting in the manner specified.

            Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by a receipt of a Proxy properly signed and dated subsequent to an earlier Proxy and by revocation of a written Proxy by request in person at the annual meeting of shareholders.  If not so revoked, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy form.

            The address of the principal executive office of the Company is 1 Main Street North, Minot, North Dakota 58703.  This Proxy Statement and the Board's form of Proxy are being mailed to shareholders on or about April 17, 2009.  Concurrent with the mailing of this Statement, the Company is furnishing to shareholders its Annual Report for its fiscal year ended December 31, 2008.

            The Company is bearing all costs of soliciting Proxies and expressly reserves the right to solicit Proxies otherwise than by mail.  Telephone, telegraph, facsimile or other personal solicitations of certain shareholders and brokers may follow the solicitation of Proxies by mail by one or more of the directors, by officers or by employees of the Company.  The Company may make requests to trusts, banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions.  As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations; hence, it cannot identify any parties or estimate the cost of such solicitation.

            As of April 13, 2009, the Company had outstanding 14,455,943 common shares, $0.0001 par value, with each share being entitled to one vote, except for the election of directors, when shareholders are entitled to cumulate their votes.  Representation of a majority of the Company's shares outstanding on such date, either in person or by Proxy, constitutes a quorum for the Meeting.  When a quorum is present, the vote by the holders of a majority of the shares present and entitled to vote at the Meeting shall decide the proposals to be voted upon at the Meeting, except Proposal 2 which will require the vote of a majority of the issued and outstanding common shares of the Company.  A shareholder voting through a Proxy who abstains with respect to a certain proposal is considered to be present and entitled to vote on such proposal at the Meeting and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote or withholds authority to vote on a certain proposal shall not be considered present and entitled to vote on such proposal.

            Because many of the Company's shareholders may be unable to attend the Meeting in person, our Board solicits Proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting.  Shareholders are urged to:

            (1)        read this Proxy Statement carefully;

            (2)        specify their choice in each matter by marking the appropriate box on the enclosed Proxy; and

            (3)        sign, date and return the Proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

Question and Answer Summary:  About the Meeting

What is being voted on at the Meeting?

            The Company's Board is asking shareholders to consider three items at this Meeting:

· To elect five directors to the Company's Board of Directors;

· To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to change the name of the Company from Integrity Mutual Funds, Inc. to Capital Financial Holdings, Inc. and

· To ratify the selection of Brady, Martz & Associates, P.C., as the Company's independent auditors for the fiscal year ending December 31, 2009.

Who can vote at the Meeting?

Our Board has set April 13, 2009, as the Record Date for the Meeting.  Only persons holding shares of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.  Each share will be entitled to one vote on each matter properly submitted for vote to our shareholders at the Meeting.  On the Record Date, there were approximately 14,455,943 common shares outstanding held by a total of 776 shareholders of record.  Therefore, there are a total of approximately 14,455,943 votes that will be entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

A quorum for the Meeting is based on the number of votes that can be cast rather than the number of actual shares that are represented, because each share has one vote per share.  To have a quorum, we need more than 50% of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a Proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting.  Each vote will be tabulated separately.

How do I vote?

If you complete and properly sign the accompanying Proxy form and return it to us, it will be voted as you direct, unless you later revoke the Proxy.  Unless instructions to the contrary are marked or if no instructions are specified, shares represented by a Proxy will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting.  If you are a registered shareholder, that is, if you hold your shares in certificate form, and you attend the Meeting, you may deliver your completed Proxy form in person.  If you hold your shares in "street name," that is, if you hold your shares through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a Proxy form from the institution that holds your shares.

Can I change my vote after I return my Proxy form?

Yes.  Even after you have submitted your Proxy, you may change your vote at any time before the Proxy is exercised by filing with our Secretary, at the address at the top of page 1, either a written notice of revocation or a duly executed Proxy bearing a later date or you may vote in person at the Meeting.  The powers of the Proxy holders will be suspended if you attend the Meeting in person and so request.  However, attendance at the Meeting will not by itself revoke a previously granted Proxy.

Any written notice of revocation sent to us must include the shareholder's name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

Proposal No. l.  Election of Directors.  The election of each director nominee requires the affirmative vote of a plurality of the votes cast, if a quorum is present, in the election of directors.  Shareholders are entitled to cumulate votes with respect to the election of directors only in accordance with the procedure described under Proposal No. l herein.

Proposal No. 2.  Change of Name.  An affirmative vote of a majority of all of the issued and outstanding common shares of the Company is required for ratification of Board of Directors proposal to amend the Articles of Incorporation of the Company to change the name of the Company to Capital Financial Holdings, Inc.

Proposal No. 3.  Ratification of Auditors.  An affirmative vote of a majority of the votes cast at the Meeting, if a quorum is present, is required for ratification of the selection of Brady, Martz & Associates, P.C. as independent auditors for the fiscal year ending December 31, 2009.

While affirmative abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, with respect to Proposal Nos. 2 and 3 broker non-votes are not counted for purposes of determining whether the proposal has been approved.  Therefore, for those matters affirmative abstentions will have the same effect as a vote against the proposal.

Votes cast by Proxy will be tabulated by an automated system administered by Integrity Fund Services, Inc., our transfer agent.  The independent persons appointed by the Company to act as election inspectors for the Meeting will count votes cast by Proxy or in person at the Meeting.

Proposal No. 1
Election of Directors

            At the Meeting to be held on May 28, 2009, and at any and all postponements or adjournments thereof, it is intended that the Company's shares represented by properly executed Proxies that are enclosed herewith will be voted to elect the director nominees, unless authority so to vote is withheld.  Each nominee is currently a member of the Board of the Company and all of the nominees have indicated a willingness to serve as a director, if elected.  If elected, each nominee will serve until the next annual meeting of shareholders or until the earlier of removal, resignation, death or disqualification.  The Board has no reason to believe that any of the director nominees will be unable to serve as directors or become unavailable for any reason.  If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee or nominees, if any, nominated by the Board.  The affirmative vote of a plurality of the votes present or represented to vote at the Meeting is necessary to elect each director nominee.  Shareholders of the Company will have an opportunity on their Proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees.

            On March 5, 2009 the Board of Directors approved pursuant to the Bylaws of the Company, a reduction in the number of directors from six to five.  In accordance with the Bylaws of the Company when the number of directors is reduced, the current directors continue to serve until the expiration of their terms and therefore the number of directors will remain at six until the Annual Meeting of Shareholders of the Company.

            On March 5, 2009 Mr. Peter A. Quist announced his retirement from the Board of Directors effective upon the Annual Meeting of Shareholders of the Company.  As a result, Mr. Quist will not be a director nominee at the Annual Meeting of Shareholders.

            The directors have voted to nominate five directors for election to hold office for a one-year term until the next Annual Meeting of Shareholders or until their successors are elected and qualified.  Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below.

Following is certain information regarding the nominees for director:

NAME	AGE	TERM OF OFFICE WITH THE COMPANY	POSITIONS AND OFFICES WITH THE COMPANY

Vance A. Castleman	65	3-25-94 to Present	Director

Vaune M. Cripe	49	5-27-05 to Present	Director

Jeffrey A. Cummer	51	6-01-06 to Present	Director

Gregory G. Philipps	42	5-30-08 to Present	Director

Myron D. Thompson	64	3-20-98 to Present	Director

            Cumulative voting is permitted in the election of directors in accordance with the following procedure:

            Each shareholder entitled to vote for directors has the right to cumulate those votes in the election of directors by giving written notice of such intent to any officer of the Company before the Meeting or the presiding officer at the Meeting at any time before the election of directors, in which case:

            1.   The presiding officer at the Meeting shall announce, before the election of directors, that shareholders may cumulate their votes; and

            2.   Each shareholder shall cumulate those votes either by casting for one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes represented by the shares entitled to vote, or by distributing all of those votes on the same principle among any number of candidates.

            Therefore, unless the above-described procedure is implemented, the holders of a majority of the Company's shares could elect all of the directors.  It is expected that the Proxies received by the directors' nominees will be voted, except to the extent that authority is withheld on any Proxy as to all of one or more individuals, to elect as directors the following nominees, whose principal occupations during the past five years, directorships and certain other affiliations and information are set forth below:

Vance A. Castleman - Real Estate Developer (1979 - Present); President and CEO of Inn-Vestments, Inc., (1994 - Present); President, Minot Lodging Expo, LLC (1999 - Present); Director, Integrity Mutual Funds, Inc., (1994 - Present); and Director of Capital Financial Services, Inc., (2002 - Present).

Vaune M. Cripe - Senior Vice President, External Operations, American Bank Center, Dickinson, ND, (1996 - Present); Director, Integrity Mutual Funds, Inc., (2005 - Present); Secretary/Treasurer, Stark County Job Development Authority (1999 - Present); Member, North Dakota National Guard Family Advisory Board (2005 - Present); Certified Public Accountant, (1993 - Present); and Director, North Dakota Banker's Association (2008 - Present).

Jeffrey A. Cummer - President and Senior Portfolio Manager, SMH Capital Advisors, Inc., (1989 - Present); President and Director, Select Partners Limited (Cayman) (1999 - Present); CEO, Chairman and Director of Xponential, Inc., (2002 - Present); Chairman (2007 - Present) and Director (2006 - Present), Integrity Mutual Funds, Inc.; Chairman, PawnMart, Inc.

Gregory G. Philipps - President, Pension Fund Evaluations, Inc., (2001 - Present); Director, Integrity Mutual Funds, Inc., (2008 - Present).

Myron D. Thompson - President, CEO and Director, Food Management Investors, Inc., a.k.a. FMI, Inc., (1990 - Present); President and Director, Apple Core Enterprises, Inc., (1990 - Present); President and Director, Labor Force of MN, Inc., (1989 - Present); General Partner, Dakota Apple Partnership (1994 - Present); Director, Integrity Mutual Funds, Inc., (1998 - Present); President, Director and Member, Village Ventures, LLC (1995-Present); President, Director and Member, Ventures North, LLC  (2002 - Present); Director, Officer and Member, Prairie Funding, Inc., (2002 - Present); and Stockholder and Owner, Command Labor (2003 - Present).

Certain Relationships and Related Transactions

            None of the directors are related to any other director or to any executive officer of the Company.

            Jeffrey A. Cummer was appointed a director of the Company on June 1, 2006.  The Company paid monthly sub-advisory fees to SMH Capital Advisors, Inc., for advisory services provided to the Integrity High Income Fund and Integrity Total Return Income Fund.  These payments were discontinued on May 4, 2008, the date on which the sub-advisory arrangement with SMH Capital Advisors was terminated.  The Company also paid a monthly sub-advisory fee to SMH Capital Advisors for advisory services provided to the Integrity All Season Fund until November 30, 2007.  Mr. Cummer is president and senior portfolio manager of SMH Capital Advisors.  Sub-advisory payments made to SMH Capital Advisors totaled $246,247.81 in 2008 and $699,229.91 in 2007.

            On March 4, 2008, SMH Capital Advisors was notified that the Board of Trustees of The Integrity Funds had approved the termination of the sub-advisory agreements between Integrity Money Management, Inc., and SMH Capital Advisors for Integrity High Income Fund and Integrity Total Return Income Fund.  On April 8, 2008, SMH Capital Advisors announced that it had filed a registration statement with the Securities and Exchange Commission to launch two new funds through an unaffiliated fund family.  Launched in May 2008, these two new funds utilize SMH's High Yield and Total Return Income management styles.  This new sub-advisory arrangement between SMH Capital Advisors and an unaffiliated fund family could present a conflict of interest, as Mr. Cummer is a director and Chairman of the Company, which currently continues to sponsor Integrity High Income Fund.

            In May of 2006, Xponential, Inc. issued a tender offer to purchase up to 3,000,000 shares of the Company's common shares at a purchase price of $0.40 per share.  At the close of the tender offer, Xponential had obtained 1,323,642 shares, representing, at that time, approximately 9.76% of the Company's outstanding common shares.  As of March 20, 2009, Xponential owned 1,663,642 shares, representing approximately 11.51% of the Company's common shares.  Mr. Cummer is CEO, Chairman of the Board and a Director of Xponential.

            In October of 2006, the Company issued a $950,000 convertible promissory note to PawnMart, Inc., in a private placement.  The unsecured note carries an interest rate of 6.5% per annum, payable semi-annually, and matures on October 15, 2016.  The holder of the note has the right, at any time after October 15, 2009, to convert the note in whole or in part, into $0.0001 par value common shares of the Company.  The conversion price shall be equal to $0.50 per share.  The entire principal amount of this note shall be automatically converted into common shares at the conversion price on October 15, 2016.  PawnMart is a wholly owned subsidiary of Xponential.  Mr. Cummer is Chairman of the Board of PawnMart.

Corporate Governance

Committees of the Board of Directors and Meeting Attendance

            During the fiscal year ended December 31, 2008, four regular meetings of the Board were held.  Each director attended at least 75% of the Board meetings, including committee meetings on which the Board member served during this period.  The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities.  The committees are currently the Nominating Committee, the Audit Committee and the Compensation Committee.  Each of the committees is comprised solely of non-employee, independent directors.  The table below shows current membership for each of the standing Board committees.

Nominating Committee	Audit Committee	Compensation Committee

Vaune M. Cripe	Myron D. Thompson	Vance A. Castleman

Vance A. Castleman	Vaune M. Cripe	Vaune M. Cripe

Myron D. Thompson	Greg G. Philipps

Nominating Committee

            The Company has established a nominating committee of the Board.  The Nominating Committee is composed of Vaune Cripe, Vance Castleman and Myron Thompson.  The Nominating Committee does not have a formal, consistent policy for the nominating process and no charter governing the nominating process.  The Nominating Committee will consider all nominees equally, including candidates recommended by shareholders.

            The Nominating Committee will identify potential nominees based on specified objectives in terms of the composition of the Board, taking into account such factors as industry experience and areas of expertise.  Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company's business and willingness to devote adequate time to Board duties.

Audit Committee

            The Company has established a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended.  The Audit Committee is currently composed of Myron Thompson, Vaune Cripe and Greg Philipps, each of whom meet the independence requirements of the SEC with respect to audit committee membership.  Ms. Cripe was appointed by the Audit Committee to serve as its financial expert due to her qualifications, experience and certifications following Mr. Lysne's retirement from the Board of Directors effective upon the Annual Meeting of Shareholders held on May 30, 2008.  The primary function of the Audit Committee is to fulfill its responsibility of overseeing management's conduct of the financial reporting process, the annual independent audit of the Company's financial statements, and reviewing the financial reports provided by the Company.  To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by management, meets privately with the independent accountants to discuss all pertinent matters and reports to the Board regarding its activities.  The Audit Committee held four regular meetings in 2008.

            The Audit Committee has adopted a formal, written charter, which was amended on March 9, 2004.  The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.  The charter also outlines the Audit Committee's pre-approval policies and procedures that require the Audit Committee to review and approve, in advance, fees proposed to be charged to the Company by the auditors for each audit and non-audit service.  A copy of the written charter, as amended, is attached as Exhibit A to the Company's proxy statement delivered to shareholders for the Annual Meeting of Shareholders held May 23, 2007.

Report of Audit Committee

            The Audit Committee met to review the audited financials for the fiscal year ended December 31, 2008, with members of management and the independent accountants.  Included in the discussions were issues regarding matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.  Additionally, the independent accountants discussed with the Audit Committee new accounting policies, management's judgments and use of accounting estimates in the preparation of the financial statements and significant audit adjustments.  Annually, the independence of the auditors is discussed and the auditors provide information regarding their independence required by Independence Standards Board No. 1, as may be modified or supplemented.  Based upon a thorough discussion of the aforementioned, the Audit Committee has recommended to the full Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2008.

Myron Thompson
Vaune Cripe
Greg Philipps

Compensation Committee

            The Company's Compensation Committee is composed of Vance Castleman and Vaune Cripe, each "independent" members of the Board, as defined by the NASDAQ Stock Market, Inc.  The Compensation Committee held one meeting during the last fiscal year.  The Committee reviews and recommends executive salaries and any share based compensation plans.  The Committee has not adopted a formal, consistent policy for the compensation review process and no charter governing the process.

Executive Compensation

            The following table sets forth compensation information for the Company's Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries in fiscal year 2008.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark R. Anderson, Chief Executive Officer and President	2008	27,692	18,775	0	0	0	0	48,562 (1)	95,029
Bradley P. Wells, Interim Chief Executive Officer and President	2008	91,846	215,780 (2)	0	0	0	0	0	307,626
Robert E. Walstad, Chief Executive Officer - Retired	2008	47,308	0	0	0	0	0	108,868 (3)	156,176

(1)   Compensation paid pursuant to the terms of Mr. Anderson's separation agreement.

(2)   Compensation paid for broker recruiting efforts pursuant to the terms of Mr. Wells' employment agreement.

(3)   Reflects compensation paid pursuant to the terms of Mr. Walstad's employment agreement and as standard commissions based on sales of securities.

Outstanding Equity Awards at Fiscal Year-End
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mark R. Anderson, Chief Executive Officer and President	50,000 (1)	0	0	0.60	5/1/2014	0	0	0

Bradley P. Wells, Interim Chief Executive Officer and President	40,000 (2) 40,000 (2) 40,000 (2) 40,000 (2) 40,000 (2) 205,000 (3)	0 0 0 0 0 0	0 0 0 0 0 0	0.40 0.51 0.39 0.45 1.05 1.00	Perpetual Perpetual Perpetual Perpetual Perpetual 10/31/2014	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0

Robert E. Walstad, Chief Executive Officer - Retired	50, 000 400,000 (4) 60,000 (4) 60,000 (4) 60,000 (4) 60,000 (4) 60,000 (4) 60,000 (4)	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0	0.60 0.425 0.40 0.42 0.51 0.35 0.50 0.72	06/28/2014 Perpetual Perpetual Perpetual Perpetual Perpetual Perpetual Perpetual	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0

(1)   Option grant awarded on June 28, 2004 at the discretion of the Board based upon annual good faith review.

(2)   Option grants awarded on June 1st of each year beginning in 2003 through 2007, respectively, at the discretion of the Board based upon annual good faith reviews.

(3)   Options awarded on December 31, 2004 pursuant to the terms of Mr. Wells' employment agreement.

(4)   Option grants awarded on September 1st of each year beginning in 2001 through 2007, respectively, at the discretion of the Board based upon annual good faith reviews.

Fees Billed for Services Rendered by Independent Accountant

Audit and Non-Audit Fees

            During the fiscal year ended December 31, 2008, Brady, Martz & Associates, P.C. ("Brady Martz"), the Company's independent auditors and principal accountant, billed the Company the fees set forth below.  The Audit Committee has considered and determined that the provision of the non-audit services rendered to the Company by Brady Martz during the Company's fiscal year 2008 was compatible with maintaining the independence of Brady Martz.

            The following table presents fees for professional audit services rendered by Brady Martz for the audit of the Company's annual financial statements for the years ended December 31, 2007 and 2008, and fees billed for other services rendered by Brady Martz.

	2007	2008
Audit Fees (1)	$ 74,275	$84,045
Audit-Related Fees (2)	11,820	4,830
Tax Fees (3)	10,800	16,900
All Other Fees	0	0

(1)   Audit Fees consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)   Audit-related fees are fees principally for professional services rendered for the annual review of Integrity Fund Services, Inc., and due diligence and technical accounting consulting and research.

(3)   Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice.  Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

Policy on Audit Committee Pre-Approval of Audit
and Permissible Non-Audit Services of Independent Auditors

            The Audit Committee's policy is to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark R. Anderson	0	0	0	0	0	0	0

Vance A. Castleman	7,450	0	0	0	0	0	7,450

Vaune M. Cripe	9,700	0	0	0	0	0	9,700

Jeffrey A. Cummer	17,700	0	0	0	0	0	17,700

Gregory G. Philipps	5,900	0	0	0	0	0	5,900

Peter A. Quist	0	0	0	0	0	0	0

Myron D. Thompson	7,600	0	0	0	0	0	7,600

            Each director (other than those directors who are also employees of the Company) receives cash compensation for their service as directors and committee members of the Company.  The Chairman of the Board, Jeffrey Cummer, received cash compensation of $17,700 for the year 2008.  Directors Castleman, Cripe, Lysne, Philipps, Thompson and Richard Walstad each received cash compensation of $7,450, $9,700, $4,350, $5,900, $7,600 and $3,400, respectively for the year 2008.  In addition, Board members were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as directors of the Company.

Executive Officers

            The named executive officers of the Company for fiscal 2008 were Mark R. Anderson and Bradley P. Wells.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2008.

Security Ownership of Beneficial Owners and Management

            The following table sets forth, as of March 20, 2009, the ownership of shares of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company, each director, each executive officer named in the Summary Compensation Table on page 8, and all executive officers and directors as a group.

Name Of Beneficial Owner Or Identity Of Group	Amount And Nature Of Beneficial Ownership (1) As Of March 20, 2009	Percentage Of Outstanding Shares (2)

Mark R. Anderson	55,954 (3)	*
Vance A. Castleman	343,180 (4)	2.37%
Vaune M. Cripe	4,838	*
Jeffrey A. Cummer	7,733,318 (5)	39.85%
Peter A. Quist	326,691 (6)	2.23%
Gregory G. Philipps	0	*
Myron D. Thompson	311,000 (7)	2.14%
Robert E. Walstad	2,500,462 (8)	15.05%
Bradley P. Wells	405,500 (9)	2.73%
Executive officers and directors as a group ( 9 persons)	11,680,943 (10)	52.42%

Shareholders known by the Company to own 5% or more of the outstanding voting securities
Jerry J. Szilagyi	2,734,250 (11)	16.62%
Trace Partners, LP	972,014	6.72%

____________________

* Less than 1% owned.

(1)       Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares.

(2)       For each executive officer or director included in the table, percentage of outstanding shares is calculated by dividing the number of common shares beneficially owned by such officer or director by the 14,455,943 common shares the Company had outstanding on March 20, 2009 and the number of shares that each officer or director had the right to acquire within 60 days of the record date.  This percentage assumes the exercise of outstanding options or warrants and conversion of preferred shares.

(3)       Of these shares, 954 are held in Mr. Anderson's ESOP.  Includes 2,000 shares covered by warrants and 50,000 options that are currently exercisable or exercisable within 60 days of April 13, 2009.

(4)       Of these shares, 285,750 are held as tenants in common with Mr. Castleman's wife, and 7,430 are held in Mr. Castleman's IRA account.  Includes 50,000 shares covered by options that are currently exercisable or exercisable within 60 days of April 13, 2009, held by Mr. Castleman.

(5)       Of these shares, 1,663,642 are common shares held directly by Xponential, Inc., and 585,000 are common shares held directly by Select Partners, Ltd. Includes 3,050,000 convertible preferred shares held through PawnMart, Inc., and 1,900,000 common shares upon conversion of a convertible promissory note held through PawnMart, Inc., a wholly owned subsidiary of Xponential with the earliest conversion date being March 31, 2009 and October 15, 2009, respectively. As an officer and director of Xponential, Mr. Cummer may be deemed to indirectly beneficially own these shares; however, Mr. Cummer disclaims beneficial ownership of all common and preferred shares beneficially owned by Xponential.

(6)       Of these shares, 38,007 are held in Mr. Quist's ESOP.  Includes 112,000 shares covered by warrants and 50,000 options that are currently exercisable or exercisable within 60 days of April 13, 2009, held by Mr. Quist.

(7)       Includes 50,000 shares covered by options that are currently exercisable or exercisable within 60 days of April 13, 2009, held by Mr. Thompson.

(8)       Of these shares, 17,054 are held in Mr. Walstad's 401(k) account, 43,000 are held in Mr. Walstad's IRA account and 73,168 shares held in Mr. Walstad's ESOP.  Includes 1,350,400 shares covered by warrants and 810,000 options that are currently exercisable or exercisable within 60 days of April 13, 2009, held by Mr. Walstad.

(9)       Of these shares, Mr. Wells' wife holds 500. Includes 405,000 shares covered by options that are currently exercisable or exercisable within 60 days of April 13, 2009, held by Mr. Wells.

(10)     Includes 2,879,400 shares covered by warrants and options, which are currently exercisable or exercisable within 60 days of April 13, 2009, and 4,050,000 shares deemed to be beneficial shares of Jeffrey A. Cummer as a result of the convertible preferred shares and convertible promissory note described in Note 5 above.

(11)     Of these shares, 1,250 are held in Mr. Szilagyi's ESOP.  Includes 2,000,000 shares covered by options that are currently exercisable or exercisable within 60 days of April 13, 2009 held by Mr. Szilagyi.

Employment Agreement

            On February 1, 2007, Robert E. Walstad retired from his position as Chief Executive Officer and Chairman of the Board of Directors.  Prior to his retirement, Mr. Walstad entered into an employment contract on October 1, 2001.  The contract term continued for a minimum period of three years and was subject to annual reviews.  Mr. Walstad's salary was set annually by the Board.  Other compensation, such as share option grants, was awarded periodically at the discretion of the Board upon annual good faith reviews.  Mr. Walstad was entitled to the remaining portion of the contract payments made either in continuing monthly increments or in a lump sum if his position as Chairman and Chief Executive Officer is no longer in effect.

            In connection with Mr. Walstad's retirement, the Company has entered into a separation agreement with Mr. Walstad, dated January 24, 2007.  The separation agreement replaces in its entirety Mr. Walstad's employment agreement.  Under the terms of the separation agreement, Mr. Walstad is entitled to receive a payment in the amount of $274,500, payable in equal, bi-weekly payments (less required withholding deductions including federal and state taxes and FICA) commencing on the first regularly scheduled pay date of the Company after the date of the separation agreement and continuing until the separation payment is paid in full on or before August 16, 2009.  Stock options and warrants to purchase shares of the Company's common stock granted to Mr. Walstad prior to the date of the separation agreement will continue in effect and the Company will pay to Mr. Walstad his vested balance in the Company's Employee Stock Ownership Plan on August 16, 2009, or as soon thereafter as practicable.  In addition, on February 1, 2007, Mr. Walstad received options to purchase 60,000 shares of the common stock of the Company and on September 1, 2007 received options to purchase 60,000 shares of the common stock of the Company.  The Company has also agreed to remit to Mr. Walstad 90% of all commissions collected by Mr. Walstad as an agent to Capital Financial Services, Inc., a wholly owned subsidiary of the Company, to and including August 16, 2009.

The Board Recommends that the Shareholders
Vote "FOR" Proposal No. 1

Proposal No. 2
Amendment To Articles Of Incorporation
To Change The Company's Name From
Integrity Mutual Funds, Inc. To Capital Financial Holdings, Inc.

            Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to change the name of the Company from "Integrity Mutual Funds, Inc." to "Capital Financial Holdings, Inc."  The text of the proposed amendment to the Articles of Incorporation is set forth in Appendix A to this Proxy statement.

Purpose of the Name Change

            Over the past seven years the Company has utilized the name Integrity Mutual Funds, Inc. together with Integrity Mutual Funds and Integrity Funds with respect to marketing of its sponsored mutual fund family.  Focus had been directed to establishing name recognition of "Integrity" for the Company's sponsored mutual funds.  On March 6, 2009, the Company entered into an Share Purchase Agreement and Change Of Advisor (the "Agreement") described in the Company's Form 10K for the year ended December 31, 2008, under the Section entitled "RECENT DEVELOPMENTS" whereby the Company's mutual fund division and mutual fund advisory business will be transferred pursuant to the terms of said Agreement.  Pursuant to such Agreement, at the closing thereof, the Company will transfer the rights to the Company's current name "Integrity Mutual Funds, Inc." together with Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. and will transfer whatever rights, if any, it may have with respect to the names of the current Integrity Funds and their respective Trust names.  Further, all service marks registered by the Company with these names, if any, will also be transferred.

            The Company's broker dealer division operates through its wholly owned subsidiary, Capital Financial Services, Inc.  Over the past seven years the Company has utilized and publicized the name Capital Financial Services, Inc. for its broker dealer operations.  The proposed new name, "Capital Financial Holdings, Inc.," was selected in order to associate the name of the Company with its operating broker dealer subsidiary.

            The name change proposal, if approved by our shareholders, would have the effect of changing the legal name of the Company to "Capital Financial Holdings, Inc."  If the name change is not approved, the Company's legal name will continue to be "Integrity Mutual Funds, Inc." but the Company would be obligated to propose an additional amendment to the shareholders for an alternative name in order to meet the contractual requirements for transference of the name "Integrity Mutual Funds, Inc." pursuant to the Agreement.

Effects of the Name Change

            The change in the Company's name will not affect the status of the Company or the rights of any shareholder in any respect, or the transferability of stock certificates presently outstanding.  The currently outstanding share certificates evidencing shares of the Company's securities bearing the name "Integrity Mutual Funds, Inc." will continue to be valid and represent shares of the Company under the new name of "Capital Financial Holdings, Inc." following the name change.  In the future, new share certificates will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

            In connection with the name change, if approved, the Company intends to apply for a new trading symbol for its common stock with the OTC Bulletin Board from "IMFD" to a symbol more readily associated with the new name of Capital Financial Holdings, Inc.

            If the proposal is approved by the shareholders, the name change will become effective upon the filing of the amended Articles of Incorporation with the Secretary of State of the State of North Dakota.  The Company intends to file the amended Articles of Incorporation promptly after the shareholders approve the name change. The Company would seek a change in the trading symbol of the Company's common stock as soon as practicable following shareholder approval of the proposal.

Required Vote; Recommendation of the Board of Directors

            Approval of the amendment to the Articles of Incorporation to change the Company's name requires the affirmative vote of a majority of our issued and outstanding shares of common stock.

The Board Recommends that the Shareholders
Vote "FOR" Proposal No. 2

Proposal No. 3
Ratification of Selection of Independent Auditors

            The Board has selected Brady Martz to serve as independent auditors of the Company for the fiscal year ending December 31, 2009.  The shareholders of the Company are being asked to ratify this selection at the Meeting.  A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the selection of Brady Martz as the Company's independent auditors for the fiscal year ending December 31, 2009.

            The firm of Brady Martz has been the auditor for the Company since the Company's inception in October 1987.  The Board has again selected Brady Martz to serve as the Company's independent auditors for the year ending December 31, 2009, subject to ratification by the shareholders, based on the recommendation of the Board's Audit Committee.  While it is not required to do so, the Board is submitting the selection of that firm for ratification to ascertain the view of the shareholders.  If the selection is not ratified, the Board will reconsider its selection.  Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Brady Martz as independent auditor for the Company for the year ending December 31, 2009.

            A representative of Brady Martz will be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

The Board Recommends that the Shareholders
Vote "FOR" Proposal No. 3

Other Matters

            The Company's management is not aware of any other matters that may come before the Meeting.  The proxies named in the accompanying Proxy form will vote said Proxy in accordance with their judgment if any other matter does properly come before the Meeting.

            A copy of the Annual Report to shareholders is enclosed with this Proxy Statement.  Copies of the Company's 10-K Annual Report are available upon request by contacting Jacqueline L. Case at the Company at 1 Main Street North, Minot, ND  58703.

Deadline for Submission of Shareholder Proposals
For Next Annual Meeting

            Proposals of shareholders intended to be presented at the 2010 Meeting must be received by the Secretary of the Company, 1 Main Street North, Minot, North Dakota 58703, no later than December 14, 2009, for inclusion in the Proxy Statement and form of Proxy for such Meeting.  If notice of any other shareholder proposal intended to be presented at the 2010 Annual Meeting of shareholders but not intended to be included in the Company's Proxy Statement and form of Proxy for such Meeting is not received by the Company on or before March 2, 2009, the Proxy solicited by the Board of the Company for use in connection with the Meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that Meeting of either the proposal or how such proxies intend to exercise their voting discretion.

Voting Trustees and Their Nominees

            Please advise the Company whether other persons are the beneficial owners of the Company's shares for which Proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Company's shares.

            This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed Proxy form and Notice of Annual Meeting and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement has been or will be borne by the Company.  The Company will reimburse banks and brokers who hold the Company's shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold those Company's shares.  To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers.  It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

            It is important that Proxies be returned promptly.  Shareholders, whether or not they expect to attend the meeting in person, are urged to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose.  By returning your form of Proxy promptly, you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held.  Shareholders who attend the Meeting may revoke a prior Proxy and vote their Proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

/s/   Jacqueline L. Case
Jacqueline L. Case
Secretary

Dated: April 17, 2009

APPENDIX A

Business Corporation - Articles of Amendment

1.  The Name of the Corporation as reflected in the Articles of Incorporation on file with the Secretary of State:   Integrity Mutual Funds, Inc.

2.   Federal ID Number:  45-0404061

3.   Telephone Number:  701-852-5292

4.   Complete Mailing Address:  1 North Main Street, Minot, ND 58703

5.   Toll Free Number:  800-276-1262

6.  The following Amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, N.D.C.C., Chapter 10-19.1

            The name of said corporation shall be: Capital Financial Holdings, Inc.

7.   The Amendment shall be effective:  When filed with the Secretary of State

8.   The Amendment was adopted on May 28, 2009 by the Shareholders

9.   The undersigned, a person authorized by the corporation to sign this amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true.

____________________________________
Signature

Date: ________________________________

Integrity Mutual Funds, Inc.
Annual Meeting of Shareholders
May 28, 2009

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Jeffrey A. Cummer or Peter A. Quist or either of them acting in the absence of the other, with full power of substitution, to act as attorneys and proxies of the undersigned to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Integrity Mutual Funds, Inc., (the "Meeting"), to be held May 28, 2009, at 9:00 a.m. at the Sleep Inn, 2400 10th Street SW, Minot, ND, and at any and all adjournments and postponements thereof.

Proposal 1.       The election as directors of all nominees listed below (except as marked to the contrary).

                Nominees:     Vance A. Castleman, Vaune M. Cripe, Jeffrey A. Cummer, Myron D. Thompson, and Gregory G. Philipps

For	___	Withhold Authority	___

Instruction:  To withhold authority to vote for any individual nominee(s), write that nominee(s) name below:

Proposal 2.       To approve an amendment to the Articles of Incorporation of the Company to change the name of the Company from "Integrity Mutual Funds, Inc." to "Capital Financial Holdings, Inc."

For	___	Against ___	Abstain ___

Proposal 3.       The ratification of the appointment of Brady, Martz & Associates, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2009.

For	___	Against ___	Abstain ___

This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted for the proposals and each of the nominees listed above.  If any other business is presented at the Meeting, this Proxy will be voted by those named in this Proxy in their best judgment.  Please date, sign and promptly return this Proxy in the enclosed stamped envelope.

The undersigned acknowledges receipt from the Company, before execution of this Proxy:  (1) Annual Report to Shareholders, (2) Notice of the Meeting and (3) Proxy Statement for the Meeting.

X
Signature

X
Signature, if held jointly

X
Title (if applicable)

Please sign exactly as name(s) appear(s) above.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporation name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date: April 17, 2009